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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 29, 1999

                            ARV ASSISTED LIVING, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-26980                   33-0160968
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

                             245 Fischer Avenue, D-1
                              Costa Mesa, CA 92626
              (Address of Principal Executive Offices and Zip Code)

                                 (714) 751-7400
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

On September 29, 1999, ARV Assisted Living, Inc., a Delaware corporation (the "Company"), entered into a settlement agreement (the "Settlement Agreement") with Prometheus Assisted Living LLC ("Prometheus"), an affiliate of Lazard Freres Real Estate Investors L.L.C. ("LFREI"), settling all outstanding litigation between the parties and providing mutual releases of certain claims that the parties may have had against each other. Pursuant to the Settlement Agreement, the Company will withdraw its appeal of the decision issued on May 12, 1999 by the Superior Court of the State of California, County of Orange, in the lawsuit between the Company and Prometheus, and Prometheus will dismiss the lawsuit it filed against the Company and two of its former directors in the Delaware courts regarding the validity of the Company's 1998 annual meeting of stockholders.

As part of the Settlement Agreement, the board of directors has been reduced to five persons. Murry N. Gunty, John A. Booty and Robert P. Freeman resigned from the board.

The Settlement Agreement and the Company's press release dated September 30, 1999 are attached hereto as Exhibit 10.1 and Exhibit 99.1, respectively, and incorporated herein by reference.


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Item 7.  Exhibits

        (c)     Exhibits.

                Exhibit No.     Description
                -----------     -----------

                10.1 Settlement Agreement dated September 29, 1999, among the Company, Prometheus, LFREI and the Investor Affiliates (as defined therein)

                99.1            Press Release dated September 30, 1999


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ARV ASSISTED LIVING, INC.

        Date:  September 29, 1999            By:  /s/ Abdo Khoury
                                                  ------------------------------

                                             Name:  Abdo Khoury
                                             Title: Senior Vice President,
                                                    Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.     Description
- -----------     -----------

10.1 Settlement Agreement dated September 29, 1999, among the Company, Prometheus, LFREI and the Investor Affiliates (as defined therein)

99.1            Press Release dated September 30, 1999


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